Exhibit 5


                                                              December 2, 1998


                                    VIA EDGAR

Board of Directors
Capitol Federal Financial
700 Kansas Avenue
Topeka, Kansas 66601

Members of the Board of Directors:

         We have acted as special counsel to Capitol Federal Financial, a federal corporation in organization (the "Stock Holding Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 52,000,000 shares of the Stock Holding Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Capitol Federal Savings and Loan Association, a federally chartered mutual savings and loan association (the "Association"), into the federal mutual holding company form of organization, whereby the Association will convert to a federally chartered stock savings bank as a wholly-owned subsidiary of the Stock Holding Company and the Stock Holding Company will become a majority-owned subsidiary of Capitol Federal Savings Bank MHC (the "MHC"), a federally chartered mutual holding company (the "Reorganization"). The Reorganization and the offering of the shares of Common Stock for sale to the public are being made in accordance with an amended Plan of Reorganization and Stock Issuance Plan (the "Plan"). In this regard, we have examined the Federal Stock Charter and Bylaws of the Stock Holding Company, resolutions of the Board of Directors of the Association, the Plan and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.



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         We hereby  consent to the  filing of this  opinion as an exhibit to the
Stock Holding Company's Registration Statement and to the references to Silver, Freedman & Taff, L.L.P. under the heading "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,


                                    SILVER, FREEDMAN & TAFF, L.L.P.

                                    By:  /s/ James S. Fleischer, P.C.
                                         ---------------------------------------
                                             James S. Fleischer, P.C., a partner